Exhibit 10.35

CHINA VENTURES INC.

Print Rights Agreement

AGREEMENT made this 23rd day of January 2003 between InternetESL.com Inc., whose business address is 15th floor, 885 West Georgia Street, Vancouver, BC,

V6C 3E8 (hereinafter called IEI); and

China Ventures Inc., a Canadian company listed on CDNX whose principal place of business is at Suite 1118 – 925 West Georgia Street, Vancouver, BC, V6C 3L2 (hereinafter referred to as CVI);

WITNESSETH:

In consideration of the mutual covenants herein contained, the parties agree as follows:

1.

GRANT

IEI hereby grants and assigns to CVI or its China subsidiary CEN Smart Networks Ltd. the nontransferable rights to print and sell the kindergarten to grade 8 school teaching materials in the English language, in book form in the Peoples Republic of China (hereinafter called the Work), which title may be changed only by mutual consent in writing.  Both parties agree that CVI has the right to select the publisher used in China to publish the Work.  It is agreed that the publisher selected will be a reputable publisher and the only publisher used to publish the Work in China.  Further, IEI agrees to allow CVI to use its content and graphic illustrations to develop a series of CD-Rom with a book for distribution in China and IEI will reserve the copyrights of the contents and properties except the contents and properties which are developed by CVI. IEI also agrees that it will provide the technology supportive to CVI in order to help CVI to develop the series of CD-Rom.  The technology support will be limited to that used in the transfer of contents from IEI to CVI.  The contents of the CD-Rom will be used to the contents contained in the Work.

· Restrictions on Use – The foregoing rights to print and reprint or use content to develop CD-Rom shall be subject to the following restrictions:

1.

CVI shall not modify, alter, adapt, or publicly perform or display book content or documentation in any manner; and

2.

CVI shall not decompile, disassemble, reverse translate, or otherwise reverse engineer any portion of the book content.

Ownership of Book Content

a)

Ownership: CVI acknowledges that the book content and all printing thereof made by CVI hereunder, are the exclusive property of IEI and title to the above shall at all times remain with IEI or its assignee.  CVI further acknowledges that CVI has no rights in the book content except those expressly granted by this agreement.

b)

Protection: CVI will take all reasonable steps to protect the book content copy right from any use, reproduction, disclosure, and distribution that is not specifically authorized by this agreement.

c)

Notice: CVI shall not remove, alter, cover or distort any copyright, trademark, or other proprietary rights notice placed by IEI in or on the book or CD-Rom and shall ensure that all such notices are reproduced on all authorized printing and documentation made by CVI.

2.

REPRESENTATIONS AND WARRANTIES

IEI represents that it has full power and authority to make, enter into and perform under this Agreement (including all permissions of third parties whose materials are contained within any and all of the Works) and to grant the rights granted hereunder, and has not previously assigned, transferred, or otherwise encumbered the same; IEI shall hold harmless and indemnify CVI from any recovery finally sustained by reason of any violations of copyright or other property of personal right; provided, however, that the CVI shall with all reasonable promptness notify IEI of any claim or suit which may involve the warranties of IEI hereunder; and IEI agrees fully to cooperate in the defense thereof.

3.

WEB SITE LINK

IEI agrees to establish a link between its web site and CVI’s CEN web site.  Should IEI derive any revenue as a result of the link or should any individual subscribe for any courses offered by IEI through the link with CVI’s CEN web site, IEI will pay CVI a commission of 5% of the gross revenues or course fee.  It is agreed that the aforementioned 5% is payable if and only if the individual subscriber subscribes for the course through the CEN web site.

4.

OPTION

CVI will be entitled to receive an option on 5% of IEI shares at the IPO price, if and when such an IPO occurs.  This option may be exercised if and only if CVI sells a minimum of $100,000 CDN of the work in China for 2 consecutive years.

5.

DELIVERY

IEI agrees to deliver to CVI the grade 1 and grade 2 books before February 28, 2003, grade 3 book not later than March 15, 2003, a complete PDF digital version of the Work formatted for print in China, the chosen format to be determined by CVI.  The delivery schedule for the books for grade 4, grade 5 and grade 6 will be before June 30 and other book will be agreed between the parties at a late date.

6.

PRINTING AND DISTRIBUTION

a)

CVI agrees to print and distribute the Work in China at its own expense and at a price determined by CVI based on its market evaluation.

b)

CVI agrees to obtain all necessary approval and authorizations to print and distribute the Work in the Peoples Republic of China.

c)

CVI will identify the publisher used in China and hereby gives IEI the right to verify sales of the Work that are generated by CVI.

d)

CVI shall have the confirmation by IEI before each printing.

7.

SUPPORT

a)

Support services – At the request of CVI, IEI shall arrange for a training program for teachers in China.  CVI shall pay the direct cost (airline tickets, accommodation) for trainers who will train the teachers.

b)

New Edition – IEI will produce new editions of the Work on an annual basis and will arrange for a program to train teachers on such new editions.

8.

ROYALTIES AND LICENSES ON WORK

CVI shall pay to IEI or its duly authorized representatives, the following royalties;

a)

A royalty upon the Work printed in and sold in China of five percent (5%) of retail price of copies of the book and CD-Rom sold.

b)

No royalties shall be payable on 200 free copies at each printing for the purpose of furnished to IEI or copies for review, sample, or other similar purposes.  No royalties shall be payable on copies destroyed.

c)

IEI or its duly authorized representatives shall have the right upon written request to examine the books of account of CVI insofar as they relate to the Work under Agreement with CVI.

9.

STATEMENTS AND PAYMENTS

CVI agrees to render semi-annual statements on June 30 and December 31 in each year following the printing of the first run, showing an account of sales and all other payments due hereunder to June 30 and December 31 proceeding said respective accounting dates.  Payment then due shall accompany such statements.  CVI shall pay a down payment to IEI of 1% of the retail price of the work one-week before printing, such payment to be credited against future royalty payments.  This down payment will be limited to $5,000.00 US.

10.

TERMINATION

a)

If CVI shall, during the existence of this agreement, default in the delivery of semi-annual statements or in the making of payments as herein provided and shall neglect or refuse to deliver such statements or make such payments, or any of them, within thirty (30) days after written notice of such default, this agreement shall terminate at the expiration of such thirty (30) days without prejudice to IEI’s claim for any monies which may have accrued under this agreement or to any other rights and remedies to which IEI may be entitled.

b)

If CVI shall fail to print the Work within one-year period of time from execution the agreement, or otherwise fail to comply with or fulfill the terms and conditions hereof, or in the event of bankruptcy; this agreement shall terminate.  In such event all payments theretofore made to IEI shall belong to IEI without prejudice to any other remedies which IEI may have.

Termination:

Events upon Termination

Upon termination of the CVI to use the Work, CVI shall be obligated to immediately cease using the Work and Documentation: to return to IEI, and to provide IEI with written certification of its compliance with the foregoing.  Termination of this agreement shall not relieve CVI from its obligations arising hereunder before termination, including but not limited to the responsibility for paying previously accrued fees and the responsibility for not disclosing the Work or IEI’s confidential information.

Confidentiality

CVI acknowledges that the Work and documentation contain confidential information and trade secrets that IEI has developed or acquired through the expenditure of a great deal of time and money.  CVI agrees to maintain the confidentiality of these trade secrets and agrees not to disclose them or use them for any purpose not contemplated by this agreement.  CVI agrees to formulate and adopt appropriate safeguards in light of its own operating activities to ensure protection of the confidentiality of IEI’s trade secrets.

11.

ASSIGNMENT

No assignment of this contract, voluntary or by operation of law, shall be binding upon either of the parties without the written consent of the other; provided, however, that IEI may assign or transfer any monies due or to become due under this agreement.

12.

ARBITRATION

Any controversy or claim arising out of this agreement or the breach thereof shall be settled by arbitration in accordance with the procedures outlined under the laws of British Columbia, and judgement upon the award may be entered in the highest court of the forum in British Columbia, having jurisdiction.  IEI may, at its option, in the case of failure to pay royalties, refuse to arbitrate, and pursue his legal remedies.

13.

NOTICES

Any written notice required under any of the provisions of this agreement shall be deemed to have been properly served by delivery in person or by mailing the same to the parties hereto at the addresses set forth above, except as the addresses may be changed by notice in writing; provided, however, that notices of termination shall be sent by registered mail.

14.

WAIVER

A waiver of any breach of this agreement or of any of the terms or conditions by either party thereto, shall not be deemed a waiver of any repetition of such breach or in any wise affect any other terms or conditions hereof; no waiver shall be valid or binding unless it shall be in writing, and signed by the parties.

15.

INFRINGEMENT

If during the existence of this agreement the copyright shall be infringed, CVI may, at its own cost and expense, take such legal action, in the name of IEI if necessary, as may be required to restrain such infringement or to seek damages therefore.  CVI shall not be liable to IEI for the failure of CVI to take such legal steps.  If CVI does not bring such an action, IEI may do so in its name at its own cost and expense, monetary damages recovered for an infringement shall be retained by IEI.

16.

LAW

This agreement shall be construed in accordance with the laws of the Province of British Columbia.

17.

INHERITANCE

This agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators and assigns of IEI, and upon and to the successors and assigns of CVI.

18.

ALTERATION

This agreement may not be modified, altered or changed except by an instrument in writing signed by IEI and CVI.

IN WITNESS WHEREOF, the parties have duly executed this Agreement, as of the day and year first set forth above.

INTERNETESL.COM INC.

By: ___________________________

Veronica Y.S. Kim, President – InternetESL.com Inc.

CHINA VENTURES INC.

By: ____________________________

Ronald C. Shon, President – China Ventures Inc.